UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2008

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   On September 16, 2008, CBS Corporation (“CBS” or the “Company”) entered into an agreement (the “Agreement”) for the continued employment of Louis J. Briskman as Executive Vice President and General Counsel of CBS. The term of the Agreement commences on September 7, 2008 and ends on September 30, 2011, subject to earlier termination in accordance with the terms of the Agreement.

Under the terms of the Agreement, Mr. Briskman’s annual base salary is $1.3 million, which may be increased during the employment term in the Company’s sole discretion. Mr. Briskman will be eligible to receive an annual bonus determined in accordance with the guidelines of the Company’s senior executive short-term incentive program based on a target bonus for each calendar year of 115% of his salary. Mr. Briskman is also eligible to receive annual grants under the Company’s long-term management incentive plan, as determined by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), having a target value equal to $3 million.

The Agreement provides that Mr. Briskman will receive a one time award of performance-based restricted stock units (“RSUs”) on September 23, 2008 (the “RSU Date of Grant”) with a grant date value equal to $1.2 million (the “Grant Date Value”). Each RSU will correspond to one share of CBS Class B Common Stock (“Class B Share”), with the number of RSUs awarded to be determined by dividing the Grant Date Value by the per share closing price of one Class B Share on the RSU Date of Grant. The RSUs will be subject to a performance goal consistent with that determined for the CEO’s annual RSU award in connection with the 2009 performance period (based on the Company’s budgeted free-cash flow). The grant of RSUs will conditionally vest, subject to certification of achievement of the performance criteria by the Compensation Committee, in three equal annual installments beginning on the first anniversary of the RSU Date of Grant, except that the final installment will conditionally vest on September 30, 2011.

The Agreement also provides that Mr. Briskman will receive a one time award of stock options (“Options”) to purchase Class B Shares. The grant of Options will be made on September 23, 2008 (the “Option Date of Grant”) with a grant date value equal to $500,000 and will have an exercise price equal to the closing price of the Class B Shares on the Option Date of Grant. The number of Options granted will be determined in the same manner as customarily used for stock option awards to Company executives. The Options will vest in three equal annual installments beginning on the first anniversary of the Option Date of Grant, except that the final installment will vest on September 30, 2011. The Options will have a term of eight years from the Option Date of Grant.

The Agreement entitles Mr. Briskman to participate in arrangements for benefits and business expenses available to other senior executives of CBS.

The Agreement contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, protecting confidential information and the Company’s ownership of work product and requiring cooperation in litigation, as well as other covenants, during Mr. Briskman’s employment and for specified periods after the termination of employment.

In the event of Mr. Briskman’s termination of employment by the Company without “cause” or for “good reason” (as such terms are defined in the Agreement) during the employment term, Mr. Briskman is entitled to receive his salary, the greater of his target bonus and the average of his actual annual bonus awards for the two years immediately preceding the year in which his employment is terminated, and certain benefits, in each case for 18 months, subject to mitigation after the first six months. Further, in such event, unvested stock options that would have otherwise vested on or before the end of an 18 month period after his termination will accelerate and vest immediately on the date of termination and will continue to be exercisable for the greater of 18 months after the termination date or the period provided in accordance with the terms of the grant, provided that in no event shall the exercise period extend beyond their expiration date. Stock options that had previously vested by the date of such termination will remain exercisable for the greater of 18 months after the termination date or the period provided in accordance with the terms of the grant, provided that in no event shall the exercise period extend beyond their expiration date. Under the Company’s current long-term management incentive plan, in the event of Mr. Briskman’s “retirement” (as such term is defined in the plan), stock options exercisable on the date of retirement will remain exercisable until their expiration date (Mr. Briskman is currently retirement eligible). All restricted shares and all restricted share units that would otherwise vest on or before the end of an 18 month period following termination shall accelerate and vest immediately on the date of termination; provided, however, that to the extent the vesting of any such restricted shares or restricted share units is contingent upon satisfaction of specified performance criteria in accordance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, such restricted shares or restricted share units, as the case may be, shall vest if and when the Compensation Committee determines that the performance criteria relating to such restricted shares or restricted share units have been met; provided, further, that in the case of restricted stock units, to the extent that Mr. Briskman is a “specified employee” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”)) at the time of termination and any portion of restricted stock units that would otherwise vest during the six month period following termination of employment constitutes deferred compensation (within the meaning of Section 409A), such portion shall vest on the earlier of (i) the first business day of the seventh month following the month in which Mr. Briskman’s termination of employment occurs or (ii) Mr. Briskman’s death.

The foregoing description of the terms of Mr. Briskman’s employment agreement is qualified in its entirety by reference to the Agreement, dated September 16, 2008, between CBS Corporation and Louis J. Briskman which is attached hereto as Exhibit 10 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.	The following Exhibit is filed as part of this Report on Form 8-K:
Exhibit Number	Description of Exhibit

10	Agreement, dated September 16, 2008, between CBS Corporation and Louis J. Briskman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION

(Registrant)

By:	/s/ Angeline C. Straka
	Name:	Angeline C. Straka
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: September 22, 2008

Exhibit Index

Exhibit Number	Description of Exhibit
10	Agreement, dated September 16, 2008, between CBS Corporation and Louis J. Briskman